           AMENDED AND RESTATED INDENTURE, dated as of February 21, 2003, among ALLEGHENY ENERGY SUPPLY COMPANY, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the Company), having its principal office at 10435 Downsville Pike, Hagerstown, Maryland, 21740-1766, LAW DEBENTURE TRUST COMPANY OF NEW YORK, a limited purpose trust company duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee") having its corporate trust office at 767 Third Avenue, 31st Floor, New York, New York, 10017, and BANK ONE TRUST COMPANY, N.A. ("Bank One"), a national banking association, as Security Registrar and Paying Agent, having its corporate office at 1111 Polaris Parkway, Suite 1K, Columbus, Ohio 43240.

RECITALS OF THE COMPANY

          Allegheny Energy Supply Statutory Trust 2001, a Connecticut statutory trust (the "Trust"), issued its 8.13% Senior Secured Notes due 2007 (herein called the "Trust Securities") pursuant to that certain Indenture dated as of November 28, 2001, between the Trust and the Trustee, and joined in by the Company (as supplemented by that certain Supplemental Indenture dated as of February 21, 2003 among the Trust, the Trustee, the Company and the former trustee, the "Original Indenture"). Pursuant to the Original Indenture, the Company has agreed with the Trust to assume the Trust Securities in certain circumstances, as provided for in Section 1301 of the Original Indenture, and the Company has the right to assume the Trust Securities pursuant to Section 1302 of the Original Indenture. The Company now desires to assume the obligations of the Trust under the Original Indenture and the Trust Securities, and the Trust Securities shall constitute the Company's senior obligations.

          In addition, immediately following such assumption the Original Indenture and the Trust Securities have been amended to reflect, among other things, an increase in the interest rate applicable to the Trust Securities and the granting by the Company, pursuant to the Security Documents, of collateral security for a portion of the Trust Securities. In connection therewith, simultaneously with the execution of this Indenture, the Trustee is entering into the Security Agreement and the Intercreditor Agreement (each as defined herein) on behalf of certain holders of the Trust Securities in respect of certain security and intercreditor matters. After giving effect to such assumption and such subsequent amendments, the Original Indenture shall be deemed to be amended and restated as set forth in this Amended and Restated Indenture (herein called the "Indenture"), the Trust Securities shall henceforth be referred to as the "10.25% Senior Notes due 2007", and the Trust Securities shall hereafter consist of one secured tranche, secured by the collateral specified herein, one unsecured tranche that may become secured pursuant to the terms of the Security Agreement and one unsecured tranche that shall not be entitled to the collateral security provisions of the Security Agreement (herein collectively called the "Securities") of the tenor and amount hereinafter set forth, and to provide for such assumption and amendments the Company has duly authorized the execution and delivery of this Indenture. Except as expressly set forth herein, the Securities constitute one series for all purposes under this Indenture, including, without limitation, notices, amendments, waivers, redemptions and prepayments.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 101. Definitions.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                          (3)     all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
"Act", when used with respect to any Holder, has the meaning specified in Section 104.
"Additional Securities" has the meaning specified in Section 303.
"Adjusted Treasury Rate" has the meaning set forth in the form of the Securities contained in Section 203.

                          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agent Member" means any member of, or participant in, the Depositary.

                          "Amended A Notes" means Securities for which collateral security in, among other things, the Group Assets has been granted by the Company pursuant to the Security Documents, which Amended A Notes are equal to $343,722,237 in aggregate principal amount as of the date hereof, which amount may be (i) increased from time to time pursuant to Section 1302 and Section 2.01 of the Security Agreement or (ii) decreased pursuant to Section 1301.

                          "Amended B Notes" means unsecured Securities that may become secured pursuant to, and are otherwise entitled to certain benefits of and subject to certain obligations under, the Security Agreement, which Amended B Notes are equal to $36,277,763 in aggregate principal amount as of the date hereof, which amount may be (i) decreased from time to time pursuant to Section 1302 and Section 2.01 of the Security Agreement or (ii) decreased pursuant to Section 1301.

                          "Amended C Notes" means unsecured Securities that are not entitled to the benefit of any collateral security under the Security Agreement, which Amended C Notes are equal to $0 in aggregate principal amount as of the date hereof, which amount may be increased as of the Confirmation Date pursuant to Section 1301.

                          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

"Assumption Agreement" means the Waiver, Assumption and Supplemental Agreement dated as of the date hereof among the Company, the Holders party thereto and the Trustee.
"Beneficial Owner" means, for Securities in book-entry form, the Person who acquires an interest in the Securities which is reflected on the records of the Depositary through its participants.
"Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" means any day that is not a day on which banking institutions in The City of New York are authorized or required by law or regulation to close.
"Clearstream" means Clearstream Banking, societé anonyme, Luxembourg.
"Collateral Agent" has the meaning given to that term in the Security Agreement.

                          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

"Comparable Treasury Issue" has the meaning set forth in the form of the Securities contained in Section 203.
"Comparable Treasury Price" has the meaning set forth in the form of the Securities contained in Section 203.
"Confidential Consent Solicitation" means the Company's Confidential Consent Solicitation dated as of February 19, 2003 relating to the Trust Securities.

                          "Confirmation Date" means the earlier of (i) the day that is 30 days after the date on which the confidential consent solicitation required under Section 1301 is delivered to the Non-Consenting Holders and the Trustee and (ii) the day on which a Remedies Notice (as defined in the Security Agreement) is delivered to the Collateral Agent (as defined in the Securities Agreement) or, in each case, if such day is not a Business Day, the following Business Day.

                          "Corporate Trust Office" means the principal office of the Trustee, the Paying Agent or the Security Registrar, as the case may be, in The City of New York at which at any particular time its corporate trust business shall be administered.

"Corporation" means a corporation, association, company, joint-stock company or business trust.
"Covenant Defeasance" has the meaning specified in Section 1203.
"Defaulted Interest" has the meaning specified in Section 307.
"Defeasance" has the meaning specified in Section 1202.

                          "Depositary" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, DTC for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an Officers' Certificate delivered to the Trustee.

"DTC" means The Depository Trust Company.
"Euroclear" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear system.
"Event of Default" has the meaning specified in Section 501.
"Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

                          "Global Security" means a Security in the form prescribed in Section 204 evidencing all or part of the Securities, issued to the Depositary or its nominee, and registered in the name of such Depositary or its nominee.

                          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted average life to maturity of not more than 18 months from the date of investment therein.

"Group Assets" has the meaning given to that term in the Security Agreement.
"Holder" means a Person in whose name a Security is registered in the Security Register.

                          "Indebtedness" of any Person means (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations of such Person (excluding leases of property in the ordinary course of business), (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities other than commercial leases, (vii) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights, or options to acquire such capital stock or other equity interests, (viii) all Indebtedness of any other Person of the type referred to in clauses (i) through (vii) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all Indebtedness of the type referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property.

                          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act, if any, that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

"Intercreditor Agreement" has the meaning given to that term in the Security Agreement.
"Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.
"Investment Company Act" means the U.S. Investment Company Act of 1940, as amended.
"Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit C to the Assumption Agreement.

                          "Lien" means any lien, mortgage, deed of trust, pledge, security interest or other charge or encumbrance of any kind, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                          "Non-Consenting Holder" means any Holder that has not, on or prior to 5:00 p.m. (New York City time) on the Confirmation Date, (i) delivered to the Company a duly completed and executed Letter of Consent in the form attached to the Confidential Consent Solicitation and (ii) executed and delivered to the Trustee a Joinder Agreement.

                          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing any Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

"Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.
"Original Indenture" has the meaning specified in the Recitals of the Company.
"Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                                    (ii)     Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                                    (iii)     Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. Bank One is hereby authorized by the Company to act as a "Paying Agent" for the purposes of this Indenture, until such time as the Company notifies the Trustee in writing that such authorization is revoked.

"Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

"Quotation Agent" has the meaning set forth in the form of the Securities contained in Section 203.
"Record Date" means the Regular Record Date or the Special Record Date, as applicable.
"Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
"Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
"Reference Treasury Dealer Quotations" has the meaning set forth in the form of the Securities contained in Section 203.

                          "Regular Record Date" for (i) the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and (ii) the interest payable on any date pursuant to the third or fourth paragraph of Section 301 means the date that is 15 days prior to such date.

"Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.
"Regulation S Certificate" means a certificate substantially in the form set forth in Annex B.
"Regulation S Global Security" has the meaning specified in Section 201.
"Regulation S Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon each Regulation S Security.
"Regulation S Securities" means all Securities required pursuant to Section 305(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Security.

                          "Responsible Officer" means, with respect to any Person, the president, any vice president, the treasurer, the chief financial officer or any Authorized Signatory (as defined in the Security Agreement) of such Person.

"Restricted Global Security" has the meaning specified in Section 201.

                          "Restricted Period" means the period of 41 consecutive days beginning on and including the later of (i) the day on which Securities are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) November 28, 2001.

"Restricted Securities" means all Securities required pursuant to Section 305(d) to bear the Restricted Securities Legend. Such term includes the Restricted Global Security.
"Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex A.
"Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon each Restricted Security.
"Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
"Rule 144A Securities" means all Securities initially distributed in connection with the offering of the Trust Securities by the initial purchasers thereof in reliance upon Rule 144A.

                          "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which any real or personal property is sold by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

"Securities" has the meaning specified in the Recitals of the Company.
"Securities Act" means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.
"Securities Act Legend" means the Restricted Securities Legend and/or the Regulation S Legend.

                          "Security Agreement" means the Security and Intercreditor Agreement dated as of the date hereof, among the Company, the other Grantors party thereto, the Refinancing Lenders, the New Money Lenders, the Springdale Lenders party thereto, Bank One, N.A., as Refinancing Issuing Bank, Citibank, N.A., as Refinancing Lender Agent, New Money Lender Agent, Collateral Agent, Intercreditor Agent and Depository Bank, The Bank of Nova Scotia, as Springdale Lender Agent, Springdale Special Draw Agent and Documentation Agent, JPMorgan Chase Bank, as Syndication Agent, and the Trustee.

                          "Security Documents" means the Security Agreement, the Mortgages (as defined in the Security Agreement) and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement).

"Security Register" and "Security Registrar" have the respective meanings specified in Section 305.
"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                          "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                          "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                          "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

"Trust Securities" has the meaning specified in the Recitals of the Company.

                          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102. Compliance Certificates and Opinions

                          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include
(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (3)     a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 103. Form of Documents Delivered to Trustee.

                          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates

                          (a)     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                          (b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                          (c)     The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

                          (e)     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and Company.

                          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                          (1)     the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

                          (2)     the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

                          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

                          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 109. Successors and Assigns.
All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 110. Separability Clause

                          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

                          Subject to Section 1401, nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.
This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 113. Legal Holidays.

                          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE TWO SECURITY FORMS
SECTION 201. Forms Generally.

                          The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

                          Upon their original issuance, the Rule 144A Securities and the Regulation S Securities shall be issued in the form of separate Global Securities registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). The Global Security representing Rule 144A Securities, together with its Successor Securities which are Global Securities other than Regulation S Global Securities, are collectively herein called the "Restricted Global Security". The Global Security representing Regulation S Securities, together with its Successor Securities which are Global Securities other than Restricted Global Securities, are collectively herein called the "Regulation S Global Security".

                          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.
[If the Security is a Global Security, insert the legends required by Section 204 of the Indenture.]

                          [If Restricted Securities, then insert - THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE IN NEW YORK.

                          EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. EACH HOLDER OF THIS SECURITY REPRESENTS TO ALLEGHENY ENERGY SUPPLY COMPANY, LLC THAT (a) SUCH HOLDER WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY (WITHOUT THE CONSENT OF ALLEGHENY ENERGY SUPPLY COMPANY, LLC) OTHER THAN (i) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (ii) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, (iii) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (iv) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (ii), (iii) OR (iv), TO THE RECEIPT BY ALLEGHENY ENERGY SUPPLY COMPANY, LLC OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO ALLEGHENY ENERGY SUPPLY COMPANY, LLC THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (v) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO HEREIN AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).]

                          [If Regulation S Securities, then insert - THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS.]

                          [If Amended A Note, then insert - THIS SECURITY IS AN AMENDED A NOTE AS DEFINED IN THE INDENTURE REFERRED TO HEREIN AND IS ENTITLED TO THE BENEFITS SET FORTH IN THE SECURITY DOCUMENTS REFERRED TO IN SUCH INDENTURE. TRANSFERS OF THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THE INDENTURE INCLUDING, WITHOUT LIMITATION, SECTION 305(e) THEREOF. SECTION 305(e) STATES THAT NO HOLDER MAY TRANSFER AMENDED A NOTES OR AMENDED B NOTES AT ANY TIME UNLESS SUCH HOLDER TRANSFERS, AND SUCH HOLDER'S TRANSFEREE RECEIVES AND ACCEPTS, AMENDED A NOTES AND AMENDED B NOTES IN THE SAME PROPORTION OF AMENDED A NOTES AND AMENDED B NOTES HELD BY SUCH TRANSFEROR HOLDER IMMEDIATELY PRIOR TO SUCH TRANSFER. THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE ALSO SUBJECT TO THE TERMS OF THE SECURITY AGREEMENT (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN). PURSUANT TO SECTION 2.09(b) OF THAT AGREEMENT, THE HOLDER OF THIS SECURITY MAY BE OBLIGATED TO TRANSFER A PORTION OF THE PRINCIPAL AMOUNT OF THIS SECURITY TO ONE OR MORE OF THE SPRINGDALE LENDERS (AS DEFINED IN THE SECURITY AGREEMENT) AND TO ACCEPT IN RETURN AN EQUAL PRINCIPAL AMOUNT OF UNSECURED CLAIMS HELD BY SUCH LENDERS.]

                          [If Amended B Note, then insert - THIS SECURITY IS AN AMENDED B NOTE AS DEFINED IN THE INDENTURE REFERRED TO HEREIN AND IS UNSECURED BUT MAY BECOME SECURED PURSUANT TO, AND IS OTHERWISE ENTITLED TO CERTAIN RIGHTS AND SUBJECT TO CERTAIN OBLIGATIONS UNDER, THE SECURITY DOCUMENTS REFERRED TO IN SUCH INDENTURE. TRANSFERS OF THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THE INDENTURE INCLUDING, WITHOUT LIMITATION, SECTION 305(e) THEREOF. SECTION 305(e) STATES THAT NO HOLDER MAY TRANSFER AMENDED A NOTES OR AMENDED B NOTES AT ANY TIME UNLESS SUCH HOLDER TRANSFERS, AND SUCH HOLDER'S TRANSFEREE RECEIVES AND ACCEPTS, AMENDED A NOTES AND AMENDED B NOTES IN THE SAME PROPORTION OF AMENDED A NOTES AND AMENDED B NOTES HELD BY SUCH TRANSFEROR HOLDER IMMEDIATELY PRIOR TO SUCH TRANSFER. THE RIGHTS OF THE HOLDER OF THIS SECURITY ARE ALSO SUBJECT TO THE TERMS OF THE SECURITY AGREEMENT (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN).]

                          [If Amended C Note, then insert - THIS SECURITY IS AN AMENDED C NOTE AS DEFINED IN THE INDENTURE REFERRED TO HEREIN, IS UNSECURED AND SHALL NOT BE ENTITLED TO THE BENEFIT OF ANY COLLATERAL SECURITY UNDER THE SECURITY DOCUMENTS REFERRED TO IN SUCH INDENTURE, BUT IS SUBJECT TO CERTAIN OTHER RIGHTS AND OBLIGATIONS UNDER THE SECURITY AGREEMENT REFERRED TO IN SUCH INDENTURE. TRANSFERS OF THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THE INDENTURE.]

ALLEGHENY ENERGY SUPPLY COMPANY, LLC
10.25% SENIOR NOTES DUE 2007
CUSIP NO. _________
No. _________ $______

                          Allegheny Energy Supply Company, LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _________________ Dollars (which principal amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Security Registrar hereinafter referred to in accordance with the Indenture) on November 15, 2007, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for (including in respect of any predecessor security hereto), semi-annually on May 15 and November 15 in each year commencing May 15, 2003 at the rate of 10.25% per annum, until the principal hereof is paid or made available for payment; provided that, for the period from November 15, 2002 until, but not including, February 25, 2003, interest shall be payable at the rate of 8.63% per annum; provided further that, if this Security is an Amended B Note and (i) this Security remains unsecured on August 1, 2003 or (ii) any Lien granted by the Company to secure this Security is determined to be a preference or otherwise avoided pursuant to applicable bankruptcy, insolvency or similar laws, the interest rate payable with respect to this Security will be automatically adjusted to the rate of 13.0% per annum, with effect from (x) February 25, 2003, in the case of this Security remaining unsecured on August 1, 2003, and (y) the date on which such Lien was purported to be granted, in the case of a determination of preference or other avoidance.

                          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, except as otherwise provided in the Indenture, shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If any Interest Payment Date falls on a day that is not a Business Day, it shall be postponed to the following Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                          If this Security is issued in the form of a Global Security, payments of the principal of (and premium, if any) and interest on this Security shall be made in immediately available funds to the Depositary. If this Security is issued in certificated form, payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Paying Agent in The City of New York, New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:
ALLEGHENY ENERGY SUPPLY COMPANY, LLC By: Name: Title: Attest: Name: Title:
SECTION 203. Form of Reverse of Security.

                          This Security is one of a duly authorized issue of Securities of the Company designated as its 10.25% Senior Notes due 2007 (herein called the "Securities"), limited in aggregate principal amount to $380,000,000 issued under an Amended and Restated Indenture, dated as of February 21, 2003 (herein called the "Indenture"), among the Company, Law Debenture Trust Company of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) and Bank One Trust Company, N.A., as Security Registrar and Paying Agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities will initially be issued in an aggregate principal amount of $380,000,000, consisting of one senior secured tranche secured by, among other things, the Group Assets (as defined in the Indenture) (the "Amended A Notes"), which are subject to increase and decrease in principal amount (as well as possible exchange with other claims under certain circumstances) in accordance with the Security Agreement and the Indenture, one senior unsecured tranche that may become secured pursuant to, and is otherwise entitled to the benefits of and subject to certain obligations under, the Security Agreement (as defined in the Indenture) (the "Amended B Notes"), which are subject to decrease in principal amount in accordance with the Security Agreement and the Indenture, and one senior unsecured tranche that shall not be entitled to the benefit of collateral security, but is subject to certain other rights and obligations, under the Security Agreement, and that shall be subject to increase in principal amount in accordance with the Indenture (the "Amended C Notes").

                          The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Securities to be redeemed, plus accrued interest to the Redemption Date, or (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate plus 50 basis points, plus accrued interest to the Redemption Date (assuming, in each case, that interest is payable on the Securities at the rate of 8.63% per annum).

The Redemption Price will be calculated assuming a 360-day year consisting of twelve 30-day months.

                          "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

                          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities that would be used, at the time of the selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

                          "Comparable Treasury Price" means, with respect to any Redemption Date: (a) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

"Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

                          "Reference Treasury Dealer" means (a) each of Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Company.

                          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

                          In the event of redemption of the Securities in part only, (i) funds paid in respect of such redemption shall be applied ratably to redeem the Amended A Notes and Amended B Notes, on the one hand, and the Amended C Notes, on the other hand, then Outstanding, provided that, as between the Amended A Notes and Amended B Notes held by any Holder, all amounts available for redemption of such notes shall be applied first to redeem the Amended B Notes and then to redeem the Amended A Notes held by such Holder, and (ii) a new Security or Securities of this series and of like tenor for the unredeemed portion of this Security and, if applicable, any other Securities held by the Holder hereof will be issued in the name of the Holder hereof upon the cancellation of such redeemed portion.

                          In addition, under certain circumstances the Company must offer to the Holders of the Amended A Notes and Amended B Notes to prepay such Securities in whole or in part with the proceeds of, among other things, certain Asset Sales (as defined in the Security Agreement referred to herein) and, so long as an Initial Credit Facility Event of Default (as defined in the Security Agreement) has occurred and is continuing, Debt/Equity Issuances and Excess Cash Flow (each as defined in the Security Agreement). Each such prepayment, if accepted by a Holder of Amended A Notes and Amended B Notes, shall be applied to repay the applicable amount of the principal amount of such Securities, without premium or any "make-whole" amount, plus accrued interest on the principal amount so prepaid. The terms and conditions of each such prepayment offer, and the consequences of accepting or not accepting such prepayment offer, are as set forth in Article Fifteen of the Indenture.

The Securities do not have the benefit of any sinking fund obligations.

                          In the event of a deposit or withdrawal of an interest in this Security (including upon an exchange, transfer, redemption or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be.

                          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture; provided that such declaration, and the exercise of certain other remedies set forth in the Indenture, are subject to the terms and conditions of the Security Agreement.

                          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security, or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                          Unless otherwise provided herein or in the Indenture, the Amended A Notes, Amended B Notes and Amended C Notes shall constitute one series for all purposes under the Indenture, including without limitation, notices, amendments, waivers, redemptions and prepayments.

                          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 50% in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, the Trustee is not prohibited from complying with such request by the terms of the Security Agreement and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                          The Securities are issuable only in registered form without coupons. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                          Prior to due presentment of this Security for registration of transfer, the Company, the Security Registrar and any agent of the Company or the Security Registrar may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Security Registrar nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
SECTION 204. Additional Provisions Required in Global Security.
Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:

                          [If a Global Security, insert - THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

                          [If a Global Security to be held by The Depository Trust Company, insert - UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SECTION 205. Form of Trustee's Certificate of Authentication.
This is one of the Securities referred to in the within-mentioned Indenture.
LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee By: Authorized Officer

ARTICLE THREE THE SECURITIES
SECTION 301. Title and Terms

                          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to an aggregate principal amount of $380,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108.

                          The Securities shall be known and designated as the "10.25% Senior Notes due 2007" of the Company. Their Stated Maturity shall be November 15, 2007, and they shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, (including with respect to any predecessor security thereto) at a per annum interest rate of 10.25%, until the principal thereof is paid or made available for payment; provided that, for the period from November 15, 2002 until, but not including, February 25, 2003, interest shall be payable at the rate of 8.63% per annum.

                          Notwithstanding the foregoing, if any Amended B Note is Outstanding on August 1, 2003, (a) the Company shall, on August 1, 2003, pay to the Paying Agent for the account of each Holder of Amended B Notes an amount equal to the amount by which (i) the aggregate amount of interest that would have accrued with respect to the principal amount of such Amended B Notes from February 25, 2003 through August 1, 2003 if such Amended B Notes had borne interest during such period at the rate of 13.0% per annum exceeds (ii) the aggregate amount of interest actually accrued with respect to such Amended B Notes from February 25, 2003 through August 1, 2003; and (b) the Amended B Notes Outstanding on August 1, 2003 shall bear interest from and after such date at the rate of 13.0% per annum. On the day such payment is made, the Company shall notify the Trustee in writing of such payment. Upon receipt of any amount pursuant to the preceding sentence, the Paying Agent shall promptly pay such amount ratably to the Holders of the Amended B Notes on the date of such payment.

                          Notwithstanding the foregoing, if any Lien granted pursuant to any Collateral Document to secure any Amended B Note pursuant to Article Thirteen hereof and Section 2.01 of the Security Agreement is subsequently determined to be a preference pursuant to Section 547 of the Bankruptcy Code (or any successor provision or statute) or under any comparable state law, as found in a judgment by a court of competent jurisdiction, (i) interest shall be deemed to have accrued on such Securities at the rate of 13.0% per annum from the date on which such Lien was purported to be granted until the date of such determination and (ii) the amount by which (A) interest determined in accordance with clause (i) above with respect to such Securities for such period exceeds (B) interest actually accrued with respect to such Securities for such period shall be due and payable by the Company to the Paying Agent for the Holders of such Securities on the date of such determination and (C) interest shall accrue on such Securities from and after the date of such determination at the rate of 13.0% per annum.

                          The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in The City of New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                          If the Securities are issued in the form of a Global Security, payments of the principal of (and premium, if any) and interest on the Securities shall be made in immediately available funds to the Depositary. If the Securities are issued in certificated form, the principal of and premium, if any, and interest on the Securities shall be payable at the Corporate Trust Office of the Paying Agent in The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                          The Securities shall be redeemable as provided in Article Eleven and, with respect to the Amended A Notes and Amended B Notes only, subject to prepayment (at the option of each Holder of such Securities) as provided in Article Fifteen.

The Securities shall not have the benefit of any sinking fund obligations.
The Securities shall be subject to defeasance at the option of the Company as provided in Article Twelve.

                          Unless otherwise provided herein, the Amended A Notes, Amended B Notes and Amended C Notes shall constitute one series for all purposes under this Indenture, including without limitation, notices, amendments, waivers, redemptions and prepayments.

SECTION 302. Registered Form.
The Securities shall be issuable only in registered form without coupons.
SECTION 303. Execution, Authentication, Delivery and Dating.

                          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

                          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver additional Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities ("Additional Securities"); and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Securities. In authenticating such Additional Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that such Additional Securities have been duly and validly issued in accordance with the terms of this Indenture, and are entitled to all the rights and benefits set forth herein.

Each Security shall be dated the date of its authentication.

                          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304. Temporary Securities.

                          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

                          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305. Registration; Registration of Transfer and Exchange.

                          (a)     The Company shall cause to be kept at the corporate trust office of its designee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Bank One is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. On the day on which this Indenture is executed and delivered, and subject to any subsequent changes required under this Indenture, the Security Register shall reflect the ownership of the Securities by the holders of the Trust Securities as of such date and in the identical amounts as reflected in the security register for the Trust Securities as of such date.

Such Security Register shall distinguish between Amended A Notes, Amended B Notes and Amended C Notes.

                          Subject to other provisions of this Indenture regarding restrictions on transfer, upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                          At the option of the Holder and subject to the other provisions of this Section 305, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and bearing the applicable legends set forth in Section 202, upon surrender of the Securities to be exchanged at such office or agency, provided, however, that Amended A Notes may be exchanged only for Amended A Notes, Amended B Notes may be exchanged only for Amended B Notes and Amended C Notes may be exchanged only for Amended C Notes, except as provided in Section 1304. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1108 or 1304 not involving any transfer.

                          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                          (a)     Surrender and Exchange of Trust Securities. At any time following the execution and delivery of this Indenture, any Holder may surrender any Trust Securities held by such Holder at an office or agency of the Company maintained for such purpose, and upon such surrender, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of such Holder in the amount reflected in the Security Register, new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive and other legends as may be required by this Indenture and comprised of such respective aggregate principal amounts of Amended A Notes, Amended B Notes and Amended C Notes as are reflected in the Security Register with respect to such Holder on the date of such surrender.

                          (b)     Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 305(c) shall be made only in accordance with this Section 305(c).

                                    (i)     Non-Global Security to Non-Global Security. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 305(a), provided that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Security and the transfer is to occur during the Restricted Period, then the Trustee and the Security Registrar shall have received (i) a Restricted Securities Certificate, satisfactory to the Trustee and the Security Registrar and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security or (ii) a Regulation S Certificate, satisfactory to the Trustee and the Security Registrar and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security.

                                    (ii)     Exchanges of Book-Entry Securities for Certificated Securities. A beneficial interest in a Global Security may not be exchanged for a Security in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities. In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Security issued in exchange for an interest in a Global Security will bear the legend restricting transfers that is borne by such Global Security. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Security.

                                    (iii)     Restricted Global Security to Regulation S Global Security. If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Section 305(c)(iii) and Section 305(c)(v) below and subject to the Applicable Procedures. Upon receipt by the Trustee and the Security Registrar of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Security in an equal amount be debited from another specified Agent Member's account and (ii) a Regulation S Certificate, satisfactory to the Trustee and the Security Registrar and duly executed by the Holder of such Restricted Global Security or his attorney in fact duly authorized in writing, then the Security Registrar, subject to Section 305(c)(v) below, shall reduce the principal amount of such Restricted Global Security and increase the principal amount of such Regulation S Global Security by such specified principal amount.

                                    (iv)     Regulation S Global Security to Restricted Global Security. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Section 305(c)(iv) and subject to the Applicable Procedures. Upon receipt by the Trustee and the Security Registrar of (i) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (ii) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate, satisfactory to the Trustee and the Security Registrar and duly executed by the Holder of such Regulation S Global Security or his attorney in fact duly authorized in writing, then the Security Registrar shall reduce the principal amount of such Regulation S Global Security and increase the principal amount of such Restricted Global Security by such specified principal amount.

                                    (v)     Regulation S Global Security to be Held Through Euroclear or Clearstream during Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear and Clearstream (or by Agent Members acting for the account thereof), and no Person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Section 305(c)(v) shall not prohibit any transfer or exchange of such an interest in accordance with Section 305(c)(iv) above.

                          (d)     Securities Act Legends. Rule 144A Securities and their Successor Securities shall bear the Restricted Securities Legend and Regulation S Securities and their Successor Securities shall bear the Regulation S Legend, subject to the following:

                                    (i)     subject to the following Clauses of this Section 305(d), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

                                    (ii)     subject to the following Clauses of this Section 305(d), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security, provided that, if such new Security is required pursuant to Section 305(c)(ii) to be issued in the form of a Restricted Security, it shall bear the Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear the Regulation S Legend;

                                    (iii)     a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

                                    (iv)     notwithstanding the foregoing provisions of this Section 305(d), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing the Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three.

                          (a)     Transfers of Amended A Notes and Amended B Notes. Notwithstanding any other provision hereof, no Holder may transfer Amended A Notes or Amended B Notes at any time unless such Holder transfers, and such Holder's transferee receives and accepts, Amended A Notes and Amended B Notes in the same proportion of Amended A Notes and Amended B Notes held by such transferor Holder immediately prior to such transfer. Notwithstanding the foregoing or any other provision hereof or of the Securities that may be construed to the contrary, pursuant to Section 2.09(b) of the Security Agreement, the Holders of the Amended A Notes may be required to transfer to one or more of the Springdale Lenders (as defined in the Security Agreement) a portion of the principal amount of such Amended A Notes and to accept in return an equal principal amount of unsecured claims held by such lenders, which claims will have a different Stated Maturity and bear interest at a different rate than the Amended A Notes. From and after any exchange of such claims, each Holder of the Amended A Notes, with respect to any claims transferred by such Holder to the Springdale Lenders, shall no longer have an interest under this Indenture and instead shall have an interest under, and be subject to, the credit agreement under which the indebtedness underlying the claims received by such Holder from the Springdale Lenders was issued.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

                          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (if such Security is already due) or pay such Security upon its due date (if such Security is about to become due).

                          In all cases under this Section 306, only an Amended A Note shall be issued in exchange for or replacement of an Amended A Note, only an Amended B Note shall be issued in exchange for or replacement of an Amended B Note and only an Amended C Note shall be issued in exchange for or replacement of an Amended C Note.

                          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same tranche duly issued hereunder.

                          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

                          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date or any other date specified herein shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date or any other date specified herein (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                          (1)     The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee and the Paying Agent for such deposit prior to the date of the proposed payment, and such money when deposited shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. The Trustee shall promptly notify the Company and the Paying Agent of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                          (2)     The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee and the Paying Agent.

                          (3)     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

                          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Security Registrar or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Security Registrar or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation

                          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310. Computation of Interest.
Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 311. CUSIP Numbers

                          The Company in issuing Securities may use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers.

ARTICLE FOUR SATISFACTION AND DISCHARGE
SECTION 401. Satisfaction and Discharge of Indenture

                          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation
(i) have become due and payable, or
(ii) will become due and payable at their Stated Maturity within one year, or

                          (iii)     are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Paying Agent as trust funds in trust sufficient cash or Government Securities for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(C) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                                    (D)     the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Paying Agent pursuant to subclause (B) of this Section, the obligations of the Trustee and the Paying Agent under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money

                          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Paying Agent pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any other Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Paying Agent.

ARTICLE FIVE REMEDIES
ARTICLE 501. Events of Default

                          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or
(2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                          (3)     default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                          (4)     an event of default, as defined in any of the Company's instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of, and interest on, which does not individually, or in the aggregate, exceed $25,000,000; or

                          (5)     one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money is rendered against the Company or any of its properties in an aggregate amount in excess of $25,000,000 (excluding the amount covered by insurance) and such judgment, decree or order remains unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings; or

                          (6)     the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                          (7)     the commencement by the Company of a voluntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

                          (8)     any Collateral Document (as defined in the Security Agreement) after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create solely for the benefit of the Secured Parties (i) with respect to any portion of the Group Assets (as defined in the Security Agreement), a valid and, but for the giving of notices of Liens to Persons other than Affiliates of the Company, perfected Lien on and security interest in such Collateral (as defined in the Security Agreement) with the applicable priority set forth in Section 2.02(d) of the Security Agreement and (ii) with respect to the Springdale Assets (as defined in the Security Agreement), a valid and perfected Lien on the Springdale Assets with the applicable priority set forth in Section 2.02(d) of the Security Agreement, and, in the case of clause (i) and (ii) above, relating to any invalidity or non-perfection of any such Lien with respect to an immaterial portion of the Collateral as a result of administrative or ministerial errors, such occurrence shall remain unremedied for 60 days after the earlier of the date on which (A) a Responsible Officer of the Company becomes aware of such failure or (B) written notice thereof shall have been given to the Company by any Bank Lender Party (as defined in the Security Agreement); or

(9) without limitation of any other provision of this Section 501, the Collateral Agent shall receive a Remedies Notice (as defined in the Security Agreement).
SECTION 502. Declaration of Default; Acceleration of Maturity; Rescission and Annulment.

                          (a)     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare that such Event of Default has occurred for purposes of taking action under the Security Agreement by delivering notice thereof to the Company and the Collateral Agent (and to the Trustee if given by Holders).

                          (b)     In addition, if an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (with a copy to the Intercreditor Agent (as defined in the Security Agreement), Collateral Agent, and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

                          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Paying Agent a sum sufficient to pay
(A) all overdue interest on all Securities,
(B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,
(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and
(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
And

                          (2)     all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.
SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee
The Company covenants that if
(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Paying Agent, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                          Subject to the terms of the Security Agreement, if an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

                          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

                          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected

                          Any money collected by the Trustee pursuant to this Article shall be applied (i) for so long as the Security Agreement shall be in effect or any Secured Obligations (as defined therein) remain outstanding thereunder, in the order specified therein, and (ii) if the Security Agreement is no longer in effect or the Secured Obligations (as defined therein) have been paid in full, in the following order, in each case at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607; and

                          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 507. Limitation on Suits

                          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                          (2)     the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(4) the Trustee is not prohibited from complying with such request by the terms of the Security Agreement;
(5) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except (i) in the manner herein provided and for the equal and ratable benefit of all the Holders and (ii) to the extent that Securities held by such Holder constitute Secured Obligations (as defined in the Security Agreement).

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                          Notwithstanding any other provision in this Indenture, the Intercreditor Agreement or the Security Agreement, but subject to Section 305(e), the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

                          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

                          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy conferred upon or reserved to the Trustee or to the Holders herein or in the Security Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Security Documents, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

                          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article, by the Security Documents or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders

                          The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including any remedy, trust or power under the Security Agreement, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and
(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 513. Waiver of Past Defaults.

                          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of (or premium, if any) or interest on any Security, or
(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs

                          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.

SECTION 515. Waiver of Stay or Extension Laws.

                          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX THE TRUSTEE
SECTION 601. Certain Duties and Responsibilities

                          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults; Other Notices

                          (a)     The Trustee shall give the Holders notice of any default of which the Trustee has actual knowledge within 90 days after a default occurs hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                          (b)     The Trustee shall give the Holders a copy of any notice or other communication sent or received by the Trustee pursuant to the Security Agreement promptly and in any event within 3 Business Days of the Trustee's dispatch or receipt, as applicable, thereof.

SECTION 603. Certain Rights of Trustee
Subject to the provisions of Section 601:

                          (a)     the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                          (b)     any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                          (c)     whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                          (d)     the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                          (e)     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                          (f)     the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                          (g)     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities

                          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities

                          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

                          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.
The Company agrees

                          (1)      to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                          (2)     except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                          (3)     to indemnify the Trustee and its officers, directors, employees and agents (the "Indemnified Parties") for, and to hold it and them harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

(4) that the provisions of this Section 607 shall survive the termination of this Indenture and the earlier resignation or removal of the Trustee.
SECTION 608. Disqualification; Conflicting Interests.

                          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act and this Indenture, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

                          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

                          (a)     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

                          (b)     The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
(d) If at any time:
(i) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
(ii) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                                    (iii)     the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                          (e)     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          (f)     The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor

                          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment and agreeing to be bound by and comply with this Indenture, the Intercreditor Agreement and the Security Agreement, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

                          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder and under the Intercreditor Agreement and the Security Agreement and shall be bound hereby and thereby, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company

                          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to any applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. Rights of Paying Agent and Security Registrar.

                          Each of the Paying Agent and the Security Registrar, in its capacity under this Indenture, shall be afforded the same rights, protections, immunities and indemnities provided to the Trustee herein as if the same were expressly provided herein.

ARTICLE SEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 701. Company to Furnish Trustee Names and Addresses of Holders
The Company will furnish or cause to be furnished to the Trustee

                          (a)     semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee and the Security Registrar may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                          (b)     at such other times as the Trustee and the Security Registrar may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Security Registrar.
SECTION 702. Preservation of Information; Communications to Holders.

                          (a)     The Security Registrar shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Security Registrar as provided in Section 701. The Security Registrar may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                          (b)     The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                          (c)     Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Security Registrar and the Trustee that neither the Company, the Security Registrar nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee

                          (a)     The Trustee shall transmit to Holders such reports concerning the Trustee, the Security Registrar and the Paying Agent and each of their actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                          (b)     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704. Reports by Company

                          (a)     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

                          (b)     For so long as any Securities are deemed to be "restricted securities", as defined in Rule 144 under the Securities Act, and the Company is neither subject to Section 13 or Section 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company shall furnish to Holders of the Securities and to prospective purchasers of those Securities designated by such Holders, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                          (c)     The Company shall deliver to the Trustee and Holders copies of all information delivered by the Company pursuant to Sections 5.04(a), (b), (c), (l) and (n) of the Common Terms Agreement (as defined in the Security Agreement and as such sections may be amended, modified or supplemented, or the terms thereof waived, from time to time in accordance with the Common Terms Agreement) at the same time as the Company delivers such information to each Representative Agent (as defined in the Common Terms Agreement) pursuant to the Common Terms Agreement; provided that, to the extent that any such information is non-public information when delivered, such information may state that, by accepting delivery thereof, each recipient agrees to comply with the terms of Section 9.22(b) of the Security Agreement as if such non-public information were Company Information (as defined in the Security Agreement) and the Company, as a condition to the delivery of such information to any Holder, may request the Trustee to obtain written acknowledgment of the foregoing from any recipient; provided, further that if the Common Terms Agreement is terminated, the reference herein to Sections 5.04(a), (b), (c), (l) and (n) therein shall be deemed to mean such sections as in effect immediately prior to such termination.

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
SECTION 801. Company May Consolidate, Etc., Only on Certain Terms

                          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

                                    (i)     in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture, the Intercreditor Agreement and the Security Agreement on the part of the Company to be performed or observed;

                                    (ii)     immediately prior to and after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

SECTION 802. Successor Substituted.

                          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Intercreditor Agreement and the Security Agreement with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Securities, the Intercreditor Agreement and the Security Agreement.

ARTICLE NINE SUPPLEMENTAL INDENTURES
SECTION 901. Supplemental Indentures Without Consent of Holders

                          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, Paying Agent and Security Registrar, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or
(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or
(3) to secure any unsecured Securities or further secure any Securities; or

                          (4)     to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (4) shall not adversely affect the interests of the Holders in any material respect; or

(5) to modify, eliminate or add to the provisions of this Indenture to the extent necessary to qualify or continue the qualification of this Indenture under the Trust Indenture Act.
SECTION 902. Supplemental Indentures with Consent of Holders

                          With the consent of the Holders of not less than 50% in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                          (1)     change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                          (2)     reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                          (3)     modify any of the provisions of this Section or Section 513 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

                          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures

                          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee, the Paying Agent and/or the Security Registrar, as the case may be, may, but shall not be obligated to, enter into any such supplemental indenture which affects such Person's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures

                          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act
Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
SECTION 906. Reference in Securities to Supplemental Indentures

                          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN COVENANTS
SECTION 1001. Payment of Principal, Premium and Interest
The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.
SECTION 1002. Maintenance of Office or Agency

                          The Company will maintain in The City of New York, New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                          The Company may also from time to time designate one or more other offices or agencies (in or outside The City of New York, New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to Be Held in Trust

                          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

                          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

SECTKION 1004. Statement by Officers as to Default

                          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005. Existence

                          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006. Maintenance of Properties

                          The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007. Payment of Taxes and Other Claims

                          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008. Restrictions on Certain Liens.

                          The Company will not, and will not permit any Subsidiary to, issue, assume, guarantee or permit to exist any Indebtedness secured by any Lien on any property of the Company or a Subsidiary, whether owned on the date that the Securities are issued or thereafter acquired, without in any such case effectively securing the Outstanding Securities (together with, if the Company shall so determine, any other Indebtedness of or guaranteed by the Company ranking equally with the Securities) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction shall not apply to the following permitted Liens:

                                    (i)     pledges or deposits in the ordinary course of business in connection with trading in electricity and other forms of energy, as well as those related to financial or other hedging obligations, and in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds,

(ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business,
(iii) Liens for property taxes being contested in good faith,
(iv) minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use,
(v) Liens on any property existing at the time of acquisition thereof (which Liens may also extend to subsequent repairs, alterations and improvements to such property),

                                    (vi)      Liens on property existing at the time of acquisition thereof by the Company or a Subsidiary, or to secure any indebtedness incurred by the Company or a Subsidiary prior to, at the time of, or within 270 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of the property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price or construction or improvements; provided, however, that in the case of any such acquisition, construction or improvement the Lien shall not apply to any property previously owned by the Company or a Subsidiary,

(vii) Liens, if any, in existence on the date that the Securities are issued,

                                    (viii)     mortgages securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations,

(ix) other Liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by Liens pursuant to this provision does not exceed 30% of the Company's consolidated assets, or

                                    (x)     Liens granted in connection with extending, renewing, replacing or refinancing any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness) described in the foregoing clauses (v) through (ix) above.

                          In the event that the Company shall propose to pledge, mortgage or hypothecate any property, other than as permitted by clauses (i) through (x) of the previous paragraph, the Company shall (prior thereto) give written notice thereof to the Trustee, who shall give notice to the Holders, and the Company shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Securities equally and ratably with such Indebtedness.

SECTION 1009. Limitation on Sale/Leaseback Transactions
The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction unless:

                                    (i)     the Sale/Leaseback Transaction is entered into prior to, concurrently with or within 270 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the property; or

                                    (ii)     the Company or any Subsidiary could otherwise grant a Lien on the property as a permitted Lien described in Section 1008. In determining whether the Company or a Subsidiary could have granted a Lien on a property the subject of a Sale/Leaseback Transaction pursuant to Section 1008(ix), the amount of Indebtedness being secured shall be deemed to be equal to the amount capitalized, under generally accepted accounting principles, in respect of the lease involved in such Sale/Leaseback transaction.

ARTICLE ELEVEN REDEMPTION OF SECURITIES
SECTION 1101. Right of Redemption

                          The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the Redemption Price equal to the greater of (a) 100% of the principal amount of the Securities to be redeemed, plus accrued interest to the Redemption Date, or (b) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate plus 50 basis points, plus accrued interest to the Redemption Date (except that, for purposes of this clause (b), the rate of interest on the Securities shall be deemed to be the rate of 8.63% per annum). The Redemption Price shall not be applicable to any prepayments under Article Fifteen hereof, which in all cases shall be at par, without penalty, premium or "make-whole".

SECTION 1102. Applicability of Article
Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.
SECTION 1103. Election to Redeem; Notice to Trustee

                          The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104. Selection by Trustee of Securities to Be Redeemed

                          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities; provided that, funds paid in respect of such redemption shall be applied ratably to redeem the Amended A Notes and Amended B Notes, on the one hand, and Amended C Notes, on the other hand, then Outstanding, provided further that, as between the Amended A Notes and Amended B Notes held by any Holder, any amounts available for redemption shall be applied first to redeem the Amended B Notes and then to redeem the Amended A Notes held by such Holder.

                          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105. Notice of Redemption

                          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:
(1) the Redemption Date,
(2) the Redemption Price,

                          (3)     subject to the provisos in Section 1104, if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,
(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

                          (6)     that in the case that a Security is only redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities in an aggregate amount equal to the unredeemed portion of the Security, provided that, if the surrendered Security was an Amended A Note, the new Security shall be an Amended A Note, if the surrendered Security was an Amended B Note, the new Security shall be an Amended B Note, and if the surrendered Security was an Amended C Note, the new Security shall be an Amended C Note,

(7) the aggregate principal amount of Securities being redeemed, and
(8) the CUSIP number or numbers of the Securities being redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106. Deposit of Redemption Price

                          Prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107. Securities Payable on Redemption Date

                          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

                          The Company shall have the right, by notice to the Trustee and the Paying Agent, to revoke any notice of redemption whenever given, or to adjourn the Redemption Date at any time and from time to time to a maximum number of ten (10) days beyond the originally noticed Redemption Date. If the redemption shall have not occurred on or before such tenth (10th) day, then the Company shall have the right to reinitiate the redemption procedure by the giving of notice in accordance with Section 1103 hereof.

SECTION 1108. Securities Redeemed in Part

                          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered (subject to the proviso in Section 1105(6)). If a Global Security is so surrendered, such new Security shall also be a Global Security.

ARTICLE TWELVE DEFEASANCE AND COVENANT DEFEASANCE
SECTION 1201. Company's Option to Effect Defeasance or Covenant Defeasance

                          The Company may elect, at its option at any time, to have Section 1202 or Section 1203 applied to the Securities pursuant to such Section 1202 or 1203 and upon compliance with the conditions set forth below in this Article.

SECTION 1202. Defeasance and Discharge

                          Upon the Company's exercise of its option to have this Section applied to the Securities, the Company shall be deemed to have been discharged from its obligations, with respect to the Securities on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities and to have satisfied all its other obligations under the Securities and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to the Securities notwithstanding the prior exercise of its option to have Section 1203 applied to the Securities.

SECTION 1203. Covenant Defeasance

                          Upon the Company's exercise of its option to have this Section applied to the Securities, (1) the Company shall be released from any term, provision or condition provided in pursuant to Article Eight and Sections 1006 and 1007, and any covenants provided pursuant to Section 901(2) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 501(3) shall be deemed not to be or result in an Event of Default on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to the Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(3)) whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture shall be unaffected thereby.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance
The following shall be the conditions to the application of Section 1202 or Section 1203 to the Securities:

                          (1)     The Company shall irrevocably have deposited or caused to be deposited with the Paying Agent as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Securities, (A) money in an amount, or (B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Paying Agent (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities on the Stated Maturity, in accordance with the terms of this Indenture and the Securities.

                          (2)     In the event of an election to have Section 1202 apply to the Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                          (3)     In the event of an election to have Section 1203 apply to the Securities, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Securities and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                          (4)     No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(4) and 501(5), at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day).

                          (5)     Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

                          (6)     Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                          (7)     Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

                          (8)     The Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defaulting creditors of the Company or others.

                          (9)     The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1205. Deposited Money and Government Securities to Be Held in Trust; Miscellaneous Provisions

                          Subject to the provisions of the last paragraph of Section 1003, all money and Government Securities (including the proceeds thereof) deposited with the Paying Agent pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of the Securities and this Indenture, to the payment to the Holders of the Securities of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

                          The Company shall pay and indemnify the Trustee and the Paying Agent against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1204 or the principal and interest received in respect thereof.

                          Anything in this Article to the contrary notwithstanding, the Paying Agent shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 1204 with respect to the Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Paying Agent, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Securities.

SECTION 1206. Reinstatement

                          If the Paying Agent is unable to apply any money in accordance with this Article with respect to the Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to the Securities, until such time as the Paying Agent is permitted to apply all money held in trust pursuant to Section 1205 with respect to the Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE THIRTEEN CONVERSION; RECALCULATION
SECTION 1301. Conversion of Securities to Amended C Notes; Notice

                          The Company shall, within five Business Days following the date on which this Indenture is executed, deliver to each Non-Consenting Holder as of such date and the Trustee a confidential consent solicitation substantially identical to the Confidential Consent Solicitation, together with this Indenture, the Assumption Agreement, the Security Agreement and the Common Terms Agreement (as defined in the Security Agreement) and a statement that, if, on or prior to 5:00 p.m. (New York City time) on the Confirmation Date, (i) such Holder does not deliver to the Company a duly completed and executed Letter of Consent in the form attached to the confidential consent solicitation delivered pursuant to this Section 1301 and (ii) the beneficial owner with respect to such Amended A Notes and Amended B Notes does not execute and deliver to the Trustee a Joinder Agreement, such Holder's Amended A Notes and Amended B Notes shall, at 5:01 p.m. (New York City time) on the Confirmation Date, automatically be converted into Amended C Notes.

                          At 5:01 p.m. (New York City time) on the Confirmation Date, (i) the Amended A Notes and Amended B Notes held by each Non-Consenting Holder shall automatically and permanently be converted into Amended C Notes and (ii) the outstanding principal amount of the Amended A Notes, Amended B Notes and Amended C Notes shall be reduced or increased, as applicable, to reflect such conversion. As promptly as practicable following the Confirmation Date, the Company shall notify the Security Registrar in writing of any conversions that have taken place under this Section 1301. Promptly following its receipt of such notice, the Security Registrar shall reflect such conversion and such increases and decreases in the Security Register and shall send written notice to the Trustee of the outstanding principal amount of Amended A Notes, Amended B Notes and Amended C Notes after giving effect to such conversion. The Trustee shall promptly forward such notice to the Intercreditor Agent and to each Holder.

SECTION 1302. Recalculation of Amended A Notes and Amended B Notes

                          (a)     As soon as reasonably practicable following each Recalculation Date (as defined in the Security Agreement), for so long as any Amended B Notes remain Outstanding, the Outstanding principal amount of the Amended B Notes shall, in accordance with clause (b) below, be reduced and the Outstanding principal amount of the Amended A Notes shall, in accordance with clause (b) below, be increased.

                          (b)     The increase in the outstanding principal amount of the Amended A Notes and the reduction in the outstanding principal amount of the Amended B Notes, as applicable, pursuant to clause (a) above shall automatically and permanently occur upon the creation and perfection by the Grantors (as defined in the Security Agreement) of all Liens in favor of the Collateral Agent (for the benefit of the relevant Secured Parties) which may be necessary in order to fully secure such increased principal amount of the Amended A Notes (and all interest, fees and other amounts relating thereto) with the properties, assets, rights or interests of the Grantors.

SECTION 1303. Notice of Recalculation

                          On the day that is 10 days prior to each day that is a Recalculation Date as a result of clause (b) of the definition thereof, and promptly after each day that is a Recalculation Date as a result of clause (a) or clause (c) of the definition thereof, the Intercreditor Agent shall send written notice to the Trustee that a Recalculation Date will occur or has occurred, as the case may be, and specifying such Recalculation Date.

Promptly after receiving such notice, the Trustee shall send written notice to the Intercreditor Agent specifying the aggregate outstanding principal amount of the Amended B Notes.

                          Promptly after it has received such notice from the Trustee (and corresponding notices from each of the other Representative Agents), the Intercreditor Agent shall give written notice to the Trustee, which notice shall specify: (i) the Recalculation Date to which such notice relates, (ii) the amount, if any, of increase in the outstanding principal amount of the Advances (as defined in the Security Agreement) outstanding under the Secured Refinancing Loan Facility and the Springdale Tranche A Facility (each as defined in the Security Agreement) and the outstanding principal amount of the Amended A Notes and the corresponding decrease in the outstanding principal amount of the Advances outstanding under the Unsecured Refinancing Loan Facility, the Springdale Tranche B Facility and the Springdale Tranche C Facility (each as defined in the Security Agreement) and the outstanding principal amount of the Amended B Notes, (iii) the date of effectiveness of such increase and corresponding decrease, (iv) the Available Basket Amount for the relevant Recalculation Date, (v) the aggregate amount of the Reduced Unsecured Principal Amounts (as defined in the Security Agreement) for the relevant Recalculation Date, (vi) the aggregate amount of the Reduced Springdale Undersecured Principal Amounts (as defined in the Security Agreement) for the relevant Recalculation Date, and (vii) the aggregate principal amount of Advances outstanding under the Unsecured Refinancing Loan Facility, the Springdale Tranche B Facility and the Springdale Tranche C Facility and the outstanding principal amount of the Amended B Notes, in each case on the relevant Recalculation Date (after giving effect to any recalculation of such amounts on such date).

Promptly after it has received such notice from the Intercreditor Agent, the Trustee shall deliver a copy thereof to each Holder.
The Trustee shall promptly send a copy of any notice sent or received by it under this Section 1303 to the Security Registrar.
SECTION 1304. Adjustments Upon Conversion and Recalculation; Exchanges

                          Following any reduction in the amount of Amended A Notes and Amended B Notes and corresponding increase in the amount of Amended C Notes pursuant to Section 1301, or any reduction in the amount of Amended B Notes and corresponding increase in the amount of Amended A Notes pursuant to Section 1302, (i) with respect to Securities in the form of Global Securities, the Security Registrar shall reduce or increase, as appropriate, the principal amount of the Global Security representing the Amended A Notes, Amended B Notes and Amended C Notes; provided that the failure by the Security Registrar to so reduce or increase the amount of the relevant Global Securities shall not affect the Outstanding principal amount of Amended A Notes, Amended B Notes and Amended C Notes held in the aggregate by the Holders of such Global Securities, which shall be determined in accordance with Sections 1301 and 1302, and (ii) with respect to Securities in certificated form, any affected Holder may surrender Amended A Notes and Amended B Notes, or Amended B Notes, as applicable, held by it and, upon such surrender, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of such Holder in the appropriate amount, Amended C Notes or Amended A Notes, as the case may be, in place thereof; provided that the failure by any Holder to so surrender and replace any Securities shall not affect the Outstanding principal amount of Amended A Notes, Amended B Notes and Amended C Notes held by such Holder, which shall be determined in accordance with Sections 1301 and 1302.

ARTICLE FOURTEEN SECURITY DOCUMENTS
SECTION 1401. Security Documents

                          In order to, among other things, provide collateral security for its obligations under the Amended A Notes, the Company, the Trustee and the other parties thereto have entered into the Security Agreement and the other Security Documents. The rights of each Holder of Amended A Notes in and to the Collateral shall be subject to the terms and conditions of, and each Holder agrees to be bound by the terms of, the Security Agreement and the other Security Documents. Each party to the Security Agreement that is not a party to this Indenture, and the AYE/AESC Intercreditor Agent (as defined in the Security Agreement), is a third-party beneficiary of this Section 1401.

ARTICLE FIFTEEN PREPAYMENTS OF SECURITIES
SECTION 1501. Prepayments

                          The Company shall offer to prepay the Amended A Notes and Amended B Notes from time to time in accordance with the provisions of Section 2.05(d) of the Security Agreement. Each such prepayment, if accepted by a Holder in accordance with this Article Fifteen, shall be applied to prepay either Amended A Notes or Amended B Notes of such Holder, as determined in accordance with Article II of the Security Agreement, in each case by application of the relevant amount to the principal amount of Securities to be repaid, at par and without premium, penalty or "make-whole", together with interest on the amount prepaid to the date of prepayment.

SECTION 1502. Notices and Elections

                          Promptly following its receipt of any notice of prepayment pursuant to the Security Agreement, the Trustee shall notify each Holder, the Paying Agent and the Security Registrar of (i) the Amended Intercreditor Note Prepayment Amount (as defined in the Security Agreement), (ii) the portion thereof offered to prepay Amended A Notes and the portion thereof offered to prepay Amended B Notes, (iii) the Receipt Date (as defined in the Security Agreement), (iv) the Prepayment Date (as defined in the Security Agreement), and (v) the aggregate outstanding principal amount of the Amended A Notes and Amended B Notes on the date of such notice. Each Holder entitled to receive a portion of an Amended Intercreditor Note Prepayment Amount shall give written notice to the Trustee on or prior to 10:00 a.m. (New York City time) four Business Days prior to the relevant Prepayment Date specifying whether or not such Holder accepts such prepayment amount. If any Holder entitled to receive a portion of an Amended Intercreditor Note Prepayment Amount fails to give such notice by such time, such Holder shall be deemed to decline such prepayment offer, unless an Event of Default shall have occurred and be continuing on the date on which such notice is due, in which case such Holder shall be deemed to accept such prepayment offer.

SECTION 1503. Deposit of Prepayment Amounts; Amounts Not Accepted

                          On each Prepayment Date, the Company shall deposit with the Intercreditor Agent, and shall cause the Intercreditor Agent to deposit with the Paying Agent, a portion of the Amended Intercreditor Note Prepayment Amount sufficient to prepay all Amended A Notes and Amended B Notes, as applicable, Holders of which have accepted the relevant prepayment offer, together with interest on such Securities through such Prepayment Date, and the remaining portion of the Amended Intercreditor Note Prepayment Amount, if any, shall be applied as specified in the Security Agreement.

SECTION 1504. Securities Prepaid; Surrender

                          Securities prepaid shall cease to bear interest on the Prepayment Date applicable thereto, unless the Company shall default in payment of the applicable Amended Intercreditor Note Prepayment Amount and accrued interest. Following its receipt of an Amended Intercreditor Note Prepayment Amount (or portion thereof), each Holder shall surrender the Securities so prepaid to the Company at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and, if the Security so surrendered has been prepaid in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (in either case consisting of one or more Amended A Notes if the surrendered Security is an Amended A Note and one or more Amended B Notes if the surrendered Security is an Amended B Note), of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the non-prepaid portion of the principal of the Security so surrendered. If a Global Security is so surrendered, such new Security shall also be a Global Security.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
ALLEGHENY ENERGY SUPPLY COMPANY, LLC By: /S/ REGIS F. BINDER Name: Regis F. Binder Title: Treasurer Attest: /S/ ALEXANDER D. BARRY Name: Alexander D. Barry Title: Attorney

                                                                     LAW DEBENTURE TRUST COMPANY OF NEW
                                                                     YORK, in its capacity as Trustee

                                                                     By:        /S/ DANIEL R. FISHER
                                                                     Name:   Daniel R. Fisher
                                                                     Title:     Senior Vice President

Attest:

/S/ ESTELLE LAWRENCE
Name:   Estelle Lawrence
Title:     Trust Officer

                                                                     BANK ONE TRUST COMPANY, N.A., in its capacity
                                                                     as Security Registrar and Paying Agent

                                                                     By:       /S/ JEFFREY A. AYRES
                                                                     Name:   Jeffrey A. Ayres
                                                                          Title:

Attest:

/S/ ROBERT A. MAJOR
Name:  Robert A. Major
Title:    Vice President

___________________________________________________________

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

Issuer

TO

LAW DEBENTURE TRUST COMPANY OF NEW YORK

Trustee

_________________________

Amended and Restated Indenture

Dated as of February 21, 2003

_________________________

10.25% Senior Notes due 2007

___________________________________________________________